UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2014

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33274	20-5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

440-808-9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                                        Changes in Registrant’s Certifying Accountant.

On October 6, 2014, the Audit Committee, or the Committee, of the Board of Directors of TravelCenters of America LLC, or the Company, approved the engagement of McGladrey LLP, or McGladrey, as the Company’s independent registered public accounting firm, effective immediately.  During the years ended December 31, 2012 and December 31, 2013, and the subsequent interim period through October 6, 2014, the Company did not, nor did anyone on its behalf, consult with McGladrey with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that McGladrey concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Contemporaneous with the Committee’s determination to engage McGladrey, the Committee dismissed Ernst & Young LLP, or Ernst & Young, as the Company’s independent registered public accounting firm, effective immediately.

The reports of Ernst & Young on the Company’s financial statements for each of the two fiscal years ended December 31, 2012, and December 31, 2013, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  In connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2012, and December 31, 2013, and during the subsequent interim period through October 6, 2014, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the subject matter of the disagreement in their report.

As previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, or the 2013 Form 10-K, management concluded that as of December 31, 2013, the Company’s internal control over financial reporting was not effective because (a) the Company had a material weakness in its internal controls over accounting for income taxes, (b) the Company had a material weakness in its internal controls due to a lack of sufficient personnel with requisite accounting competencies and (c) deficiencies existed in both the design and operating effectiveness of certain of the Company’s internal controls, which, when aggregated, represented a material weakness in the Company’s financial statement close process.  There were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2012, and December 31, 2013, and the subsequent interim period through October 6, 2014, except for Ernst & Young having advised the Company that, because of the effect of the material weaknesses described above, the Company had not maintained effective internal control over financial reporting as of December 31, 2013.  The Committee has discussed these material weaknesses in the Company’s internal control over financial reporting with Ernst & Young.  The Company has authorized Ernst & Young to respond fully to the inquiries of any successor accountant of the Company concerning this reportable event.

The Company provided Ernst & Young with a copy of the disclosures it is making in this Form 8-K and requested that Ernst & Young furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements contained herein.  A copy of Ernst & Young’s letter, dated October 7, 2014, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
16.1	Letter of Ernst & Young LLP dated October 7, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ ANDREW J. REBHOLZ
Andrew J. Rebholz
Executive Vice President, Chief Financial Officer and Treasurer

Dated: October 7, 2014

EXHIBIT INDEX

Exhibit	Description
16.1	Letter of Ernst & Young LLP dated October 7, 2014